Exhibit 99.1

For further information, contact: John Spencer Ahn Investor Relations 408-222-7544 johnahn@marvell.com	Sue Kim Media Relations 408-222-1942 suekim@marvell.com

Marvell Technology Group Ltd. Reports Third Quarter of Fiscal Year 2015 Financial Results

Santa Clara, Calif. (November 20, 2014) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported financial results for the third quarter of fiscal year 2015, ended November 1, 2014.

Key Third Quarter of Fiscal 2015 Financial Highlights

•	Revenue: Q3 FY 2015, $930 Million

•	GAAP Net Income: Q3 FY 2015, $115 Million

•	GAAP Diluted EPS: Q3 FY 2015, $0.22

•	Non-GAAP Net Income: Q3 FY 2015, $155 Million

•	Non-GAAP Diluted EPS: Q3 FY 2015, $0.29

•	Free Cash Flow: Q3 FY 2015, $167 Million

Fourth Quarter of Fiscal 2015 Financial Outlook

Marvell’s financial outlook does not include the potential impact of future share repurchases, pending litigation matters, business combinations, asset acquisitions or other investments that may be completed after November 19, 2014.

•	Revenue is expected to be in the range of $880 Million to $900 Million.

•	GAAP Gross Margin is expected to be in the range of 50.1% +/- 100 bps. Non-GAAP Gross Margin is expected to be in the range of 50.5% +/- 100 bps.

•	GAAP Operating Expenses are expected to be in the range of $365 Million +/- $10 Million. Non-GAAP Operating Expenses to be in the range of $320 Million +/- $10 Million.

•	GAAP Diluted EPS expected to be in the range of $0.16 +/- $0.02. Non-GAAP Diluted EPS expected to be in the range of $0.24 +/- $0.02.

Third Quarter of Fiscal 2015 Summary

Revenue for the third quarter of fiscal 2015 was $930 million, down approximately 3% from $962 million in the second quarter of fiscal 2015, ended August 2, 2014, and approximately flat from $931 million in the third quarter of fiscal 2014, ended November 2, 2013.

GAAP net income for the third quarter of fiscal 2015 was $115 million, or $0.22 per share (diluted), compared with GAAP net income of $139 million, or $0.27 per share (diluted), for the second quarter of fiscal 2015, and $103 million, or $0.21 per share (diluted), for the third quarter of fiscal 2014.

Non-GAAP net income was $155 million, or $0.29 per share (diluted), for the third quarter of fiscal 2015, compared with non-GAAP net income of $181 million, or $0.34 per share (diluted), for the second quarter of fiscal 2015 and $163 million, or $0.32 per share (diluted), for the third quarter of fiscal 2014.

Marvell reports net income, basic and diluted net income per share, in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income to non-GAAP net income for the three months ended November 1, 2014, August 2, 2014 and November 2, 2013 appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of share-based compensation, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other exit related costs, litigation settlement and certain one-time expenses and benefits.

GAAP gross margin for the third quarter of fiscal 2015 was 51.1 percent, compared to 50.3 percent for the second quarter of fiscal 2015 and 50.1 percent for the third quarter of fiscal 2014.

Non-GAAP gross margin for the third quarter of fiscal 2015 was 51.0 percent, compared to 50.6 percent for the second quarter of fiscal 2015 and 50.3 percent for the third quarter of fiscal 2014.

Shares used to compute GAAP net income per diluted share for the third quarter of fiscal 2015 were 520 million shares, compared with 520 million shares in the second quarter of fiscal 2015 and 501 million shares in the third quarter of fiscal 2014.

Shares used to compute non-GAAP net income per diluted share for the third quarter of fiscal 2015 were 533 million shares, compared with 533 million shares for the second quarter of fiscal 2015 and 514 million shares for the third quarter of fiscal 2014.

Cash flow from operations for the third quarter of fiscal 2015 was $195 million, compared to the $157 million reported in the second quarter of fiscal 2015 and the $177 million reported in the third quarter of fiscal 2014. Free cash flow for the third quarter of fiscal 2015 was $167 million, compared to the $137 million reported in the second quarter of fiscal 2015 and the $157 million reported in the third quarter of fiscal 2014. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of technology licenses reported under investing and financing activities in the consolidated statement of cash flows.

Under the company’s authorized share repurchase program, Marvell repurchased approximately 3.7 million shares for a total of $45 million in the third quarter of fiscal 2015. Marvell paid a quarterly dividend of $0.06 per share on October 2, 2014 to all shareholders of record as of September 11, 2014. Marvell intends to pay its next quarterly dividend of $0.06 per share on December 29, 2014 to all shareholders of record as of December 11, 2014.

The payment of future quarterly cash dividends on Marvell’s common shares is subject to, among other things, the best interests of its shareholders, its results of operations, cash balances and future cash requirements, financial condition, developments in ongoing litigation, statutory requirements of Bermuda law, and other factors that the board of directors may deem relevant.

Conference Call

Marvell will be conducting a conference call on Thursday, November 20, 2014 at 1:45 p.m. Pacific Time to discuss results for the third quarter of fiscal year 2015. Interested parties may join the conference call by dialing 1-800-322-2803 or 1-617-614-4925, pass-code 459 797 93. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until December 20, 2014.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other exit-related costs, litigation settlement, and certain one-time expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/anti-dilutive effects of common stock options and restricted stock units.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: Marvell’s expectations and statements regarding its financial outlook for the fourth quarter of fiscal 2015; its dividend program including the declaration of, timing of, funding of, payment of and quarterly amount of dividends; and its use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “can,” “will” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others: Marvell’s reliance on a few customers for a significant portion of its revenue; costs and liabilities relating to current and future litigation; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner and the adoption of those products in the market; seasonality in sales of consumer devices in which Marvell’s products are incorporated; Marvell’s ability to compete in products and prices in an intensely competitive industry; uncertainty in the worldwide economic conditions; Marvell’s ability to recruit and retain skilled personnel; and other risks detailed in Marvell’s SEC filings from time to time. When Marvell files its Quarterly Report on Form 10-Q for the third quarter of fiscal 2015, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended August 2, 2014 as filed with the SEC, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell (NASDAQ: MRVL) is a global leader in providing complete silicon solutions and Kinoma® software enabling the “Smart Life and Smart Lifestyle.” From mobile communications to storage, Internet of Things (IoT), cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information, please visit www.Marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	November 1, 2014	August 2, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Net revenue	$930,136	$961,545	$931,226	$2,849,511	$2,472,651
Cost of goods sold	454,974	477,741	464,981	1,426,575	1,186,478

Gross profit	475,162	483,804	466,245	1,422,936	1,286,173
Operating expenses:
Research and development	288,435	294,764	296,291	878,562	867,985
Selling and marketing	34,410	33,949	37,496	106,717	116,033
General and administrative	33,473	31,333	26,589	95,379	80,104
Amortization and write-off of acquired intangible assets	3,304	3,304	10,645	13,297	31,969

Total operating expenses	359,622	363,350	371,021	1,093,955	1,096,091

Operating income	115,540	120,454	95,224	328,981	190,082
Interest and other income, net	4,764	12,263	1,536	18,952	12,949

Income before income taxes	120,304	132,717	96,760	347,933	203,031
Provision (benefit) for income taxes	5,000	(6,153)	(6,396)	(5,720)	(15,160)

Net income	$115,304	$138,870	$103,156	$353,653	$218,191

Basic net income per share	$0.22	$0.27	$0.21	$0.69	$0.44

Diluted net income per share	$0.22	$0.27	$0.21	$0.68	$0.43

Shares used in computing basic earnings per share	513,859	511,821	491,979	510,261	496,151
Shares used in computing diluted earnings per share	519,907	520,269	501,189	520,309	502,401

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	November 1, 2014	February 1, 2014
Assets
Current assets:
Cash, cash equivalents and short-term investments	$2,402,778	$1,969,405
Accounts receivable, net	445,050	453,496
Inventories	356,417	347,861
Prepaid expenses and other current assets	82,117	68,458

Total current assets	3,286,362	2,839,220
Property and equipment, net	343,101	356,165
Long-term investments	10,077	16,279
Goodwill and acquired intangible assets, net	2,064,228	2,078,980
Other non-current assets	145,039	160,366

Total assets	$5,848,807	$5,451,010

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$341,431	$316,389
Accrued liabilities	293,143	273,170
Deferred income	70,834	61,747

Total current liabilities	705,408	651,306
Other non-current liabilities	109,489	123,794

Total liabilities	814,897	775,100

Shareholders' equity:
Common stock	1,022	1,005
Additional paid-in capital	3,041,400	2,941,650
Accumulated other comprehensive income	(2,964)	597
Retained earnings	1,994,452	1,732,658

Total shareholders' equity	5,033,910	4,675,910

Total liabilities and shareholders' equity	$5,848,807	$5,451,010

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Cash flows from operating activities:
Net income	$115,304	$103,156	$353,653	$218,191
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,515	25,913	79,784	76,576
Share-based compensation	34,294	43,201	99,283	117,805
Amortization and write-off of acquired intangible assets	3,789	10,645	14,752	31,969
Other expense (income), net	(6,034)	1,655	(12,160)	5,994
Excess tax benefits from share-based compensation	(2)	(10)	(78)	(42)
Changes in assets and liabilities:
Accounts receivable	53,434	(35,855)	23,275	(136,491)
Inventories	37,506	(45,157)	(8,793)	(129,450)
Prepaid expenses and other assets	18,536	(4,293)	(8,621)	15,012
Accounts payable	(70,749)	44,442	16,937	128,311
Accrued liabilities and other non-current liabilities	(24,997)	12,584	(22,035)	(20,510)
Accrued employee compensation	19,101	10,013	41,651	13,965
Deferred income	(12,053)	10,905	9,087	26,220

Net cash provided by operating activities	194,644	177,199	586,735	347,550
Cash flows from investing activities:
Purchases of available-for-sale securities	(448,526)	(220,280)	(784,296)	(691,749)
Sales and maturities of available-for-sale securities	205,685	346,826	578,095	845,506
Investments in privately-held companies	(260)	(1,119)	(701)	(1,869)
Cash paid for acquisitions, net	—	—	—	(2,551)
Purchases of technology licenses	(5,105)	(6,383)	(14,514)	(13,993)
Purchases of property and equipment	(16,661)	(14,222)	(48,615)	(53,283)

Net cash provided by (used in) investing activities	(264,867)	104,822	(270,031)	82,061
Cash flows from financing activities:
Repurchase of common stock (a)	(43,774)	(71,477)	(43,774)	(376,285)
Proceeds from employee stock plans	2,934	24,155	71,308	97,276
Minimum tax withholding paid on behalf of employees
for net share settlement	(663)	(518)	(25,586)	(10,406)
Dividend payments to shareholders	(30,867)	(29,516)	(91,859)	(89,560)
Payments on technology license obligations	(5,951)	—	(8,628)	(6,301)
Excess tax benefits from share-based compensation	2	10	78	42

Net cash used in financing activities	(78,319)	(77,346)	(98,461)	(385,234)

Net increase (decrease) in cash and cash equivalents	(148,542)	204,675	218,243	44,377

Cash and cash equivalents at beginning of period	1,332,535	591,655	965,750	751,953

Cash and cash equivalents at end of period	$1,183,993	$796,330	$1,183,993	$796,330

(a)	Marvell records all repurchases as well as investment purchases and sales, based on trade date in accordance with U.S. GAAP. Cash paid for repurchase of Marvell common shares includes a total of 3.6 million shares repurchased for $45.0 million in the third quarter of fiscal 2015, adjusted for repurchases of $1.2 million made within the final three days of the quarter that are accrued but not yet paid due to the standard settlement period that normally takes up to three days.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	November 1, 2014	August 2, 2014	November 2, 2013	November 1, 2014	November 2, 2013
GAAP net income	$115,304	$138,870	$103,156	$353,653	$218,191
Share-based compensation	34,294	35,020	43,201	99,283	117,805
Amortization and write-off of acquired intangible assets	4,229	4,229	10,645	16,072	31,969
Acquisition-related costs (a)	—	—	433	—	(183)
Restructuring and other exit-related costs (b)	1,203	735	5,935	7,026	6,341
Litigation settlement (c)	(2,398)	475	—	77	5,228
Other (d)	2,318	2,155	—	4,473	—

Non-GAAP net income	$154,950	$181,484	$163,370	$480,584	$379,351

GAAP weighted average shares—diluted	519,907	520,269	501,189	520,309	502,401
Non-GAAP adjustment	12,905	13,201	13,014	11,910	15,042

Non-GAAP weighted average shares diluted (e)	532,812	533,470	514,203	532,219	517,443

GAAP diluted net income per share	$0.22	$0.27	$0.21	$0.68	$0.43

Non-GAAP diluted net income per share	$0.29	$0.34	$0.32	$0.90	$0.73

GAAP gross profit:	$475,162	$483,804	$466,245	$1,422,936	$1,286,173
Share-based compensation	1,934	1,733	2,531	5,966	6,266
Amortization of acquired intangible assets	925	925	—	2,775	—
Litigation settlement (c)	(3,998)	—	—	(3,998)	4,728

Non-GAAP gross profit	$474,023	$486,462	$468,776	$1,427,679	$1,297,167

GAAP gross margin	51.1%	50.3%	50.1%	49.9%	52.0%
Share-based compensation	0.2%	0.2%	0.2%	0.2%	0.3%
Amortization of acquired intangible assets	0.1%	0.1%	—	0.1%	—
Litigation settlement (c)	-0.4%	—	0.0%	-0.1%	0.2%

Non-GAAP gross margin	51.0%	50.6%	50.3%	50.1%	52.5%

GAAP research and development:	$288,435	$294,764	$296,291	$878,562	$867,985
Share-based compensation	(24,198)	(24,276)	(30,084)	(68,842)	(82,345)
Acquisition-related costs (a)	—	—	(414)	—	321
Restructuring and other exit-related costs (b)	(88)	(412)	(4,613)	(5,182)	(4,613)

Non-GAAP research and development	$264,149	$270,076	$261,180	$804,538	$781,348

GAAP selling and marketing:	$34,410	$33,949	$37,496	$106,717	$116,033
Share-based compensation	(2,855)	(2,617)	(3,738)	(8,400)	(10,778)
Acquisition-related costs (a)	—	—	—	—	(79)
Restructuring and other exit-related costs (b)	—	48	(795)	—	(795)
Litigation settlement (c)	(1,600)	—	—	(1,600)	—

Non-GAAP selling and marketing	$29,955	$31,380	$32,963	$96,717	$104,381

GAAP general and administrative:	$33,473	$31,333	$26,589	$95,379	$80,104
Share-based compensation	(5,307)	(6,394)	(6,848)	(16,075)	(18,416)
Acquisition-related costs (a)	—	—	(19)	—	(59)
Restructuring and other exit-related costs (b)	(1,115)	(371)	(527)	(1,844)	(933)
Litigation settlement (c)	—	(475)	—	(2,475)	—
Other (d)	(2,318)	(2,155)	—	(4,473)	(500)

Non-GAAP general and administrative	$24,733	$21,938	$19,195	$70,512	$60,196

(a)	Acquisition-related costs include the amortization of retention bonuses required by the terms of an acquisition.
(b)	Restructuring and other exit-related costs include costs that qualify under U.S. GAAP as restructuring costs, as well as operating expenses related to assets classified as held-for-sale that did not qualify as discontinued operations.
(c)	The amounts recorded do not relate to Marvell's litigation with Carnegie Mellon University.
(d)	Other includes costs associated with the surety bond to appeal the Carnegie Mellon University judgment.
(e)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the potential benefits of share-based compensation costs expected to be incurred in future periods but not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP Outlook

(Unaudited)

(In millions, except per share amounts)

Note : Amounts represent the midpoint of the expected range	Q4 FY2015 Outlook
GAAP gross margin	50.1%
Share-based compensation, amortization of intangible assets and other	0.4%

Non-GAAP gross margin	50.5%

Q4 FY2015 Outlook
GAAP operating expenses	$365
Share-based compensation, restructuring, amortization of intangible assets and other	(45)

Non-GAAP operating expenses	$320

Q4 FY2015 Outlook
GAAP diluted earnings per share	$0.16
Share-based compensation, restructuring, amortization of intangible assets and other	0.08

Non-GAAP diluted earnings per share	$0.24